Exhibit 10.7
                                                                   ------------

                           SUBSCRIPTION AGREEMENT AND
                         STOCK PURCHASE OPTION AGREEMENT

Gold Resource Corporation
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545

Gentlemen:

     Gold Resource Corporation (the "Company") is a Colorado corporation. The authorized capital stock of the Company is 60,000,000 common shares par value $0.001 per share (the Shares) and 5,000,000 shares of preferred stock par value $0.001 per share. No preferred stock has been issued by the Company to date. When issued, Shares are fully paid and non-assessable. Each outstanding share, regardless of class, is entitled to one vote at annual or special meetings of shareholders

     Heemskirk Consolidated Limited ("Heemskirk") hereby tenders this subscription for the purchase of Six Hundred Thousand (600,000) Shares of the common stock ($0.001 par value) of Gold Resource Corporation (the "Company") at US$0.50/share for the sum of US$300,000, upon the terms and conditions as set forth below (the "Initial Private Placement"). A wire transfer payable to "Gold Resource Corporation" in the amount of US$300,000 for the Initial Private Placement is delivered herewith. Wire instructions are provided in Exhibit A attached hereto.

     Heemskirk also has the option under this agreement with terms and conditions as provided herein (the "Option") and subject to approval of the Board of Directors of Heemskirk, to purchase an additional One Million Four Hundred Thousand (1,400,000) Shares at US$.50/share for US$700,000 (the "Option Private Placement").

     Heemskirk acknowledges prior receipt of the audited financial statements as of December 31, 2004 of the Company.

     By execution below, Heemskirk acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with their obligations under applicable securities laws.

1.   Heemskirk acknowledges and represents as follows:

     (a) That Heemskirk is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Heemskirk's investment in the Shares;

     (b) That Heemskirk, either alone or with the assistance of Heemskirk's own professional advisor, has such requisite knowledge and experience in financial and business matters and that Heemskirk is capable of



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          reading and interpreting financial statements and evaluating the merits and risk of an investment in the Shares and Heemskirk has the net worth to undertake such risks;

     (c) Heemskirk understands that the Shares are a speculative investment that involves a risk of loss by Heemskirk;

     (d) Heemskirk believes that an investment in the Shares is suitable for Heemskirk based upon Heemskirk's investment objectives and financial needs, and Heemskirk has no need for liquidity of investment with respect to the Shares;

     (e) That Heemskirk has been given access to full and complete information regarding the Company and has utilized such access to Heemskirk's satisfaction for the purpose of obtaining such information regarding the Company as Heemskirk has reasonably requested; and, particularly, Heemskirk has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and to obtain any additional information, to the extent reasonably available;

     (f) That Heemskirk recognizes that the Company has a limited operating history and that the Shares as an investment involve a high degree of risk, including but not limited to the risk of economic losses from operations of the Company;

     (g) That Heemskirk recognizes that (i) the purchase of the Shares is a long-term investment; (ii) the purchaser of the Shares must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933 or under the securities laws of any state and, therefore, the Shares cannot be resold unless the Shares are subsequently registered under said laws or exemptions from such registrations are available; (iii) there is presently no public market for the Shares and Heemskirk may be unable to liquidate Heemskirk's investment in the event of an emergency, or pledge the Shares as collateral for a loan; (iv) the transferability of the Shares will be restricted and requires conformity with the restrictions contained in paragraph 2 below; and
          (vi) Rule 144 is not currently available for resale of the Shares and will likely not be available in the future; and (v) legends will be placed on the certificate(s) representing the Shares referring to the applicable restrictions on transferability; and

     (h) That Heemskirk certifies, under penalties of perjury, that Heemskirk is not subject to the backup withholding provisions of Section 3406(a)(i)(C) of the Internal Revenue Code.

     2. Heemskirk acknowledges that the Shares have not been registered under the Securities Act of 1933 or applicable state securities laws and that the Shares are being offered and sold pursuant to exemption from such laws and that the Company's reliance upon such exemptions is predicated in part on Heemskirk's


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representations as contained herein. Heemskirk further understands that the
Shares may not be sold or transferred in the absence of any effective registration statement or qualification under the Act and any applicable state securities laws, or the opinion of counsel, acceptable to the Company, that such registration is not required. Heemskirk represents and warrants that the Shares are being purchased for the account of Heemskirk and for investment purposes only, and without the intention of reselling or redistributing the same, that Heemskirk has made no agreement with others regarding any of the Shares, and that Heemskirk's financial condition is such that it is not likely that it will be necessary to dispose of any of such securities in the foreseeable future. Heemskirk is aware that, in the view of the Securities and Exchange Commission, a purchase of Shares with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of such securities and for which such securities were pledged, would represent an intent inconsistent with the representations set forth above. Heemskirk further represents and agrees that if contrary to the foregoing intentions, Heemskirk should later desire to dispose of or transfer any of such securities in any manner, Heemskirk shall not do so without first obtaining (i) the opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be lawfully made without the registration of such securities pursuant to the Securities Act of 1933, as then amended, and applicable state securities laws, or (ii) such registration (it being understood that the Company has no obligation to register any securities.)

     3.   The Option.

          (a) Heemskirk shall have the Option until September 13, 2005 to purchase 1,400,000 Shares at US$0.50/share by written notice and wire transfer to the Company of Seven Hundred Thousand dollars (US$700,000), subject to approval by the Board of Directors of Heemskirk.

          (b) Prior to the expiration date of the Option, it is anticipated that the Company and Heemskirk will enter into an agreement that would provide Heemskirk certain rights to provide or participate in additional funding to the Company (the "Heemskirk Financing Option").

          (c) Should Heemskirk determine not to exercise its Option and to not purchase the Option Private Placement in its entirety, then Heemskirk shall have no rights other that those rights generally available to any and all shareholders of the Company.

4. Heemskirk represents and warrants that Heemskirk is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Shares in the State or Country of Australia and the Shares are being purchased by Heemskirk in Heemskirk's name solely for Heemskirk's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of or with the intention to transfer to, any other person, trust or organization. This Subscription Agreement and Heemskirk's investment in the Shares shall be governed by and enforced in accordance


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     with the laws of the State of Colorado and courts located in the State of
     Colorado shall have exclusive jurisdiction with respect to all matters arising hereunder.

5. Heemskirk is informed of the significance to the Company of the forgoing representations, agreements and consents, and they are made with the intention that the Company will rely on them.

6.   Heemskirk makes the following additional representations:

     (a) Heemskirk was not organized for the specific purpose of acquiring the Shares, and

     (b) This Subscription Agreement has been duly authorized by all necessary action on the part of Heemskirk, has been duly executed by an authorized officer or representative of Heemskirk, and is a legal, valid and binding obligation of Heemskirk enforceable in accordance with its terms.

7. Heemskirk further represents and warrants that Heemskirk was not assisted or advised by Heemskirk's own professional advisor in connection with Heemskirk's investment in the Shares.

8.   Manner in Which Title is To Be Held:

                    Place an "X" in one space below:
     (a)        Partnership
         -------
     (b)    X   Corporation
         -------
(c)             Trust
         -------
(d)             Other
         -------

9.   Miscellaneous:

     Upon Acceptance of this Subscription Agreement and Stock Purchase Option Agreement by the Company this agreement shall be irrevocable.

                                   SIGNATURES

                                                         Dated: July   ___, 2005

Heemskirk Consolidated Limited               Level 5, 303 Collins Street West
                                             Melbourne, Victoria, Australia 8007




Signature: /s/Kevin Robinson                  Tel: 61 3 9614 0666
                                              Fax: 61 3 9614 4466
                                              E-mail: krobinson@heemskirk.com

Typed Name:











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Its: Kevin Robinson
     --------------                           -------------------------
                                              Tax Identification Number

     * If Shares are being subscribed for by an entity, the Certificate of Signatory must also be completed.

                            CERTIFICATE OF SIGNATORY

     To be completed if Shares are being subscribed for by an entity.

     I Kevin Robinson, am the Managing Director of Heemskirk Consolidated Limited (the "Entity").

     I certify that I am empowered and duly authorized by Heemskirk to execute and carry out the terms of the Subscription Agreement and Stock Purchase Option Agreement to purchase and hold the Shares, and certify further that the Subscription Agreement and Stock Purchase Option Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

     IN WITNESS WHEREOF, I have hereto set my hand this 15th day of July, 2005.


                                            /s/ Kevin Robinson
                                            ------------------------------------
                                                       (Signature)

                                    ACCEPTED

This Subscription Agreement and Stock Purchase Option Agreement is accepted as of July 15, 2005.

                                       GOLD RESOURCE CORPORATION

                                       By: /s/ William W. Reid
                                           -------------------------------------
                                           William W. Reid, President















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                                    Exhibit A
                            Gold Resource Corporation
                           Wire Transfer Instructions

Routing/ABA #:                    102000966

Bank Name:                        Guaranty Bank & Trust Company

Bank Address:                     1331 17th Street

                                  Denver, CO 80202

Customer:                         Gold Resource Corporation

Customer Address:                 2201 Kipling Street, Suite 100
                                  Lakewood, CO 80215-1545

Customer Telephone No.:           303-238-1438

Customer Account Info:            Money Market account # 1372885

Misc.:                            Guaranty Bank Hours 8:00 a.m. to 5:00 p.m. MST

                                  Phone #: 303-296-9600